CINDY SHY, P.C.
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                  A PROFESSIONAL LAW CORPORATION


                           July 1, 2002

Palladium Communications, Inc.
416 W. Muhammad Ali Boulevard
Louisville, Kentucky 40202

    Re:     Palladium Communications, Inc.
            Registration statement on Form SB-2
            Registration No. 333-90604

Gentlemen:

     We are acting as counsel to Palladium Communications, Inc., a Nevada corporation (the "Company"), in connection with the preparation of the above-referenced registration statement on Form SB-2 (the "Registration Statement"), filed by the Company with the Securities and Exchange Commission (the "Commission") on June 17, 2002. The Registration Statement relates to the registration under the Securities Act of 1933 of 162,400,000 common shares which may be issued upon conversion of secured convertible debentures or upon the exercise of warrants.

     This opinion is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-B promulgated under the Act.

     In connection with this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of:
     (i)    the Articles of Incorporation of the Company;
     (ii) certain resolutions and written consents of the Board of Directors of the Company relating to the issuance and registration of the shares;
     (iii)  the Registration Statement; and
     (iv) such other documents as we have deemed necessary or appropriate as the basis for the opinions set forth below.

     In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. As to any facts material to this opinion which we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others. The members of our firm are admitted to the practice of law in the state of Utah, and we express no opinion as to the laws of any other jurisdiction

    Based on and subject to the foregoing, we are of the opinion that the common shares to be issued by the Company upon conversion of the secured convertible debentures previously issued by the Company and the shares to be issued upon exercise of warrants issued in connection with

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525 South 300 East* Salt Lake City, Utah 84111*(801)323-2392* Fax(801)364-5645

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Palladium Communications, Inc.
July 1, 2002
Page 2

the secured convertible debentures, when issued will be duly authorized and validly issued, and fully paid and non-assessable.

     We hereby consent to the filing of this opinion with the Commission as
Exhibit 5.1 to the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.


                                       /s/ Cindy Shy, P.C.
                                       Cindy Shy, P.C.